Exhibit 4.1
Execution Version

COVANTA HOLDING CORPORATION
3.25% Cash Convertible Senior Notes due 2014

FIRST SUPPLEMENTAL INDENTURE
Dated as of June 10, 2009
To
INDENTURE
Dated as of May 22, 2009

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

          THIS FIRST SUPPLEMENTAL INDENTURE dated as of June 10, 2009 between Covanta Holding Corporation, a Delaware corporation, as issuer (the “Company”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).
WITNESSETH:
     WHEREAS, the Company has heretofore entered into an Indenture, dated as of May 22, 2009 (the “Original Indenture”), with the Trustee;
     WHEREAS, Section 9.01 of the Original Indenture expressly permits the Company and the Trustee to amend the Original Indenture or the Notes without notice to or consent of the Holder of any Notes to, among other things, add to the covenants of the Company for the benefit of the Holders of the Notes;
     WHEREAS, the Company wishes to amend the Original Indenture without the consent of the holders of any Notes in accordance with Section 9.01 thereof pursuant to this First Supplemental Indenture;
     WHEREAS, the Company has requested that the Trustee sign this First Supplemental Indenture and has delivered to the Trustee the certificates and opinions contemplated by Sections 9.06 and 11.04 of the Original Indenture in connection with such request.
     NOW, THEREFORE, in consideration of the premises, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the holders from time to time of the Notes, as follows:
     Section 1. Capitalized Terms
     Capitalized terms used herein without definition shall have the meanings assigned to them in the Original Indenture.
     Section 2. Amendments to the Original Indenture
     The Company and the Trustee hereby agree to amend the Original Indenture in accordance with Section 9.01 thereof as follows:
     (a) The definition of “Conversion Period” contained in Section 1.01 of the Original Indenture is hereby deleted and replaced in its entirety with the following text:
     “Conversion Period” means the period of fifty (50) consecutive Settlement Period Trading Days:
     (1) with respect to Cash Conversion Notices received during the period beginning 55 Scheduled Trading Days preceding the Maturity Date, beginning on and including the 53rd Scheduled Trading Day immediately preceding the Maturity Date;

     (2) with respect to cash conversions in connection with a Fundamental Change:
     (a) except if a Holder has made an express and irrevocable election pursuant to clause 2(b), beginning on and including the 53rd Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date relating to such Fundamental Change; or
     (b) if a Holder has made an express and irrevocable election pursuant to such Holder’s Cash Conversion Notice, beginning on and including the third Settlement Period Trading Day immediately following the Company’s receipt of such Holder’s Cash Conversion Notice; and
     (3) in all other cases, beginning on and including the third Settlement Period Trading Day immediately following the Company’s receipt of a Holder’s Cash Conversion Notice.”
     (b) The form of Cash Conversion Notice included in the form of Note in Exhibit A of the Original Indenture is hereby deleted and replaced in its entirety with the following text:

CASH CONVERSION NOTICE
TO:	COVANTA HOLDING CORPORATION (the “Company”) WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
          The undersigned registered owner of this Note hereby irrevocably exercises the option to cash convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated in accordance with the terms of the Indenture referred to in this Note, and directs that cash payable upon such cash conversion and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If any portion of this Note not converted is to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.
          In the event that cash conversion is in connection with a Fundamental Change: The undersigned registered owner of this Note expressly and irrevocably elects by checking the box to have the Conversion Period begin on and include the third Settlement Period Trading Day immediately following the Company’s receipt of this Cash Conversion Notice. The undersigned registered owner of this Note hereby acknowledges that if it does not check the box, the Conversion Period will begin on and include the 53rd Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date relating to such Fundamental Change. ☐
Dated: ______________________

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

          Fill in the registration of Notes if to be delivered, and the person to whom cash is to be made, if to be made, other than to and in the name of the registered holder:
Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be converted (if less than all):

$

Social Security or Other Taxpayer Identification Number:

NOTICE: The signature on this Cash Conversion Notice must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

     Section 3. Miscellaneous Provisions
     (a) Ratification of Original Indenture. Except as expressly amended or supplemented hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. The parties acknowledge that, pursuant to Article 9 of the Original Indenture, this First Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of Notes previously or hereafter authenticated and delivered under the Original Indenture shall be bound hereby.
     (b) Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
     (c) Multiple Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
     (d) Severability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
     (e) Conflicts. To the extent of any inconsistency between the terms of the Original Indenture or the Notes (including the reverse thereof) and this First Supplemental Indenture, the terms of this First Supplemental Indenture will control.
     (f) No Responsibility of Trustee. The recitals contained in this First Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof or for the validity or sufficiency of this First Supplemental Indenture.

     IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

COVANTA HOLDING CORPORATION, as Issuer
By:	/s/ Mark A. Pytosh
	Name:	Mark A. Pytosh
	Title:	Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Raymond Delli Calli
	Name:	Raymond Delli Calli
	Title:	Vice President